Exhibit 99.1

FOR IMMEDIATE RELEASE

COLUMBIA BANK APPOINTS GREG SIGRIST CHIEF FINANCIAL OFFICER

Former CFO of Morgan Stanley Bank N.A.

TACOMA, Wash. – May 03, 2018 – Columbia Banking System, Inc. (NASDAQ: COLB) today announced that Greg Sigrist has been appointed Executive Vice President and Chief Financial Officer of the company and its subsidiary Columbia Bank, effective on or before July 1, 2018. Mr. Sigrist fills the role previously held by Clint Stein, who was appointed Chief Operating Officer in July 2017.

In his 12-year tenure at Morgan Stanley, Mr. Sigrist achieved many career milestones culminating in his 2014 appointment as Chief Financial Officer of Morgan Stanley Bank, N.A., a national bank with $130 billion in assets and $4 billion in net revenues. He started his career at Morgan Stanley in 2006 as Global Head of Accounting Policy and played a pivotal role in acquiring Smith Barney from Citigroup. Following his promotion to Control Finance Director—Wealth and Investment Management in 2011, he integrated acquisitions within the firm’s wealth management organization and led the effort to build out the controllership, reporting, financial planning and analysis, treasury and tax teams for Morgan Stanley Bank, N.A. Previously, he served for five years as Vice President, Corporate Accounting Policy/M&A Finance with Citigroup.

“We are delighted to welcome Greg to our executive management team,” said Hadley Robbins, President and Chief Executive Officer of Columbia Bank. “Greg’s deep banking experience across all critical financial functions will be a tremendous asset to Columbia. He has also demonstrated a collaborative leadership approach that will be a strong cultural fit for our customers, employees and the communities we serve. We are eager to benefit from his insight and expertise gained at Morgan Stanley and look forward to his contribution as we execute our strategy to grow and strengthen our franchise and create value for all of our stakeholders.”

Mr. Sigrist commented, “Columbia has an outstanding national reputation as a premier community bank in the vibrant and growing Northwest. I am proud to join this talented team that is truly dedicated to delivering an exceptional banking experience to their customers. There is great potential ahead to leverage Columbia’s strong platform and specialized industry expertise to grow both organically and through selective M&A, and I am very excited for the opportunity to play a key role in driving its enterprise-wide strategy.”

Mr. Sigrist built the foundation of his career with Ernst & Young and McGladrey & Pullen in senior auditing roles of financial services clients including regional and community banks before transitioning into the banking industry in 2001. He earned a Bachelor’s degree in Accounting from Illinois State University and is a Certified Public Accountant in Illinois.

About Columbia

Headquartered in Tacoma, Washington, Columbia Banking System, Inc. is the holding company of Columbia Bank, a Washington state-chartered full-service commercial bank with locations throughout Washington, Oregon and Idaho. For the eleventh consecutive year, the bank was named in 2017 as one of Puget Sound Business Journal’s “Washington’s Best Workplaces.” Columbia ranked eleventh on the 2018 Forbes list of best banks.

More information about Columbia can be found on its website at www.columbiabank.com.

Columbia Banking System, Inc.

Note Regarding Forward-Looking Statements

This news release includes forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, descriptions of Columbia’s management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, continued success of Columbia’s style of banking and the strength of the local economy. The words “will,” “believe,” “expect,” “intend,” “should,” and “anticipate” or the negative of these words or words of similar construction are intended in part to help identify forward looking statements. Future events are difficult to predict, and the expectations described above are necessarily subject to risks and uncertainties, many of which are outside our control, that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in Columbia’s filings with the Securities and Exchange Commission, available at the SEC’s website at www.sec.gov and the Company’s website at www.columbiabank.com, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q, (as applicable), factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (1) local, national and international economic conditions may be less favorable than expected or have a more direct and pronounced effect on Columbia than expected and adversely affect Columbia’s ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) changes in interest rates could significantly reduce net interest income and negatively affect funding sources; (3) projected business increases following strategic expansion or opening or acquiring new branches may be lower than expected; (4) costs or difficulties related to the integration of acquisitions may be greater than expected; (5) competitive pressure among financial institutions may increase significantly; and (6) legislation or regulatory requirements or changes may adversely affect the businesses in which Columbia is engaged. We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements which speak only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws. The factors noted above and the risks and uncertainties described in our SEC filings should be considered when reading any forward-looking statements in this release.

Investor Relations Contact:

InvestorRelations@columbiabank.com

(253) 305-1921

Media Contact:

Tricia Ross

Financial Profiles, Inc.

(310) 622-8226